                                                                   EXHIBIT 10.5

                                                                       EXECUTION

                                  March 1, 2004

                           FACTORY MORTGAGE AGREEMENT

                                  by and among

                           Liquidmetal Korea Co., Ltd.

                                 eIPO Co., Ltd.

                                       and

                           Other parties named herein

                                     [LOGO]

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THIS FACTORY MORTGAGE AGREEMENT (the "Agreement") is entered into as of this 1st day of March, 2004 by and among:

(i) Liquidmetal Korea Co., Ltd., a company duly incorporated and existing under the laws of Korea and having its principal place of business at 884, Uhyan Hansan Industrial Complex, Uhyun-ri, Chungbook-myun, Pyungtaek, Kyunggi-do, Korea (the "Mortgagor"); and

(ii) eIPO Co., Ltd., a company duly incorporated and existing under the law of Korea and having a place of business at at 15th Floor, Union Steel Bldg., 890, Daechi-dong, Gangnam-gu, Seoul, Korea and each other person or entity listed on Schedule I attached to this Agreement (collectively and individually, the "Mortgagee").

                                    RECITALS

WHEREAS:

A. By the Securities Purchase Agreement dated as of January 15, 2004 (the "Securities Purchase Agreement") made by and among Liquidmetal Technologies, Inc. ("Liquidmetal") and the Mortgagee, Liquidmetal has agreed to issue and sell to the Mortgagee, and the Mortgagee agreed to purchase, the Note (as defined therein), subject to and upon the terms and conditions contained therein;

B For the purposes of securing the Secured Obligations (as defined below), the Mortgagor grants to the Mortgagee, inter alia, a second priority maximum amount factory mortgage on the properties described in the Schedule hereto pursuant to the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

1.       Interpretation

         Words and expressions defined in the Securities Purchase Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Agreement. References to any agreement or document shall be construed as references to such agreement or document as varied, amended, novated or supplemented from time to time. In addition thereto, as used in this Agreement:

1.1      "Mortgaged Properties" shall mean the properties as described in the
         Schedule II (as

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         amended from time to time pursuant to this Agreement).

1.2. "Secured Obligations" shall mean (i) any and all obligations, liabilities and indebtedness of Liquidmetal owing to the Mortgagee, presently existing or to be incurred hereinafter under or with respect to the Securities Purchase Agreement and the Note, and (ii) moneys, obligations and liabilities owing and payable by the Mortgagor to the Mortgagee under this Agreement.

2.       Establishment of Factory Mortgage

2.1 The Mortgagor does hereby grant to the Mortgagee a second priority maximum amount mortgage (the "Factory Mortgage") on the Mortgaged Property to secure the Secured Obligations pursuant to the Factory Mortgage Act of Korea. The Mortgagee understands and acknowledged that there is a first priority mortgage over the Mortgaged Property for the benefit of Kookmin Bank ("Priority Mortgage").

2.2 The maximum mortgage amount to be secured by the Factory Mortgage over the Mortgaged Property shall be the Purchase Price (as defined in the Securities Purchase Agreement) up to United States Dollars Three Million Only (USD 3,000,000.00), provided, that the Mortgagee shall, upon demand from the Mortgagor, allow this maximum mortgage amount to be reduced from time to time to the extent of the value of the Note that is either repaid or converted into Common Share (as defined in the Securities Purchase Agreement) of Liquidmetal. All costs and expenses incurred as a result of reducing the maximum mortgage amount shall be borne by the Mortgagor.

2.3. Immediately upon the execution of this Agreement, the Mortgagor shall cause the Factory Mortgage in the maximum amount of United States Dollars Three Million in favor of the Mortgagee to be registered in the real estate registry for the Mortgaged Property with the relevant registry office. Upon completion of the registration of the Factory Mortgage, the Mortgager shall deliver to the Mortgagee a certified copy of relevant real estate registry extract and list of equipment.

3.       Representations, Warranties and Covenants

         The Mortgagor hereby represents, warrants and covenants to the Mortgagee that as of the date hereof:

         (a) the execution, delivery and performance by the Mortgagor of this Agreement has been duly authorized by the Mortgagor, and are not in conflict with any provision of any applicable laws or regulations or the articles of incorporation of the Mortgagor;

         (b) the execution, delivery and performance by the Mortgagor of this Agreement does

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                  not violate or cause any default under any indenture,
                  agreement or undertaking by which the Mortgagor is bound;

         (c) all authorizations required from any government or governmental agency in connection with this Agreement have been obtained and are in full force and effect except for the report to the Bank of Korea under the Korean Foreign Exchange Transaction Law and the regulations, which will be submitted by the Mortgagee immediately after the execution of this Agreement;

         (d) this Agreement constitutes valid obligations of the Mortgagor, legally binding upon it and enforceable in accordance with its terms, subject, as to enforceability, to laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

         (e) all property forming part of the Mortgaged Property is owned legally by the Mortgagor by good and marketable title free from all security, interest, lien or other encumbrance other than the Priority Mortgage, and shall at all times be and remain free from any security, interest, lien or other encumbrance, except for the Priority Mortgage and the mortgage created hereunder;

         (f) the Mortgagor has not agreed, and will not agree to sell, assign, transfer or create any security, interest, lien or other encumbrance in or over all or any part of the Mortgaged Property other than the Priority Mortgage; provided, that the Mortgagor shall be permitted to sell all or any part of the Mortgaged Property free and clear of the mortgage created hereunder to an unrelated third-party in an arm's length transaction for a valid business purpose (in which case, the Mortgagee shall, at the request of the Mortgagor and at the Mortgagor's cost and expense, deregister the Factory Mortgage from the relevant registry office and take such other action as may be reasonably requested by the Mortgagor to effectuate the release of the Factory Mortgage); and

         (g) the Mortgagor has not taken any corporate action nor have any other steps been taken or legal proceedings been started by it or any third party for its winding up, dissolution, reorganization or bankruptcy or for the appointment of a receiver, trustee or similar officer over the Mortgagor or its assets or revenues, and there occurs or continues no cause/event that may lead to such action or steps.

4.       Scope of Factory Mortgage

4.1 The Factory Mortgage created hereunder shall be effective as a matter of course with respect to not only doors, walls, terraces, garden trees, garden stones, structures, appurtenant buildings, facilities for water supply and sewage, electrical facilities

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         including the facilities for supply and transformation of electric power, air-conditioning and heating facilities, elevator facilities, facilities for gas supply, and all other facilities in or outside the buildings but also attached machinery and tools, which are united with or attached to the Mortgaged Property and goods to be attached to or united from time to time with the Mortgaged Property by extension, reconstruction, repair or rebuilding. For the avoidance of any doubt, the Mortgagor and the Mortgagee agree and acknowledge that the Factory Mortgage created hereunder does not include the land on which the Mortgaged Property is situated.

4.2 If any building located on the land which is subject to this Factory Mortgage is not registered on the official register or if a new building is built on such land, the Mortgagor shall promptly register the unregistered existing or new buildings (including the buildings which are owned by a third party) and cause to be granted to the Mortgagee a Factory Mortgage on such buildings pursuant to Section 2 hereof, upon the Mortgagee's request for purposes of protecting the rights of the Mortgagee hereunder and submit an amended registry showing the establishment of a Factory Mortgage on such previously unregistered or new buildings.

4.3 The Factory Mortgage created hereunder shall also extend as to any actual part of the Mortgaged Property not actually shown in the registry to the extent that such part is deemed to fall within the scope of the property described in the registry thereof. If the Mortgagee, in its reasonable judgment, deems it necessary to file for an amendment or addition to the Factory Mortgage for the preservation of the Mortgagee's rights, the Mortgagor shall immediately take all such actions as the Mortgagees may request.

5.       Preservation of the Mortgaged Property

5.1 The Mortgagor shall not transfer the Mortgaged Property or materially change the nature or condition of the Mortgaged Property (other than in the ordinary course of business of the Mortgagor or as a consequence of normal wear and tear), without the prior consent of the Mortgagee, nor do any act (legal or otherwise) which may cause damage or losses to the Mortgagee.

5.2 The Mortgagor shall give prompt notice to the Mortgagee in the event there is any material damage, destruction or expropriation, or there occurs any event that may cause material impairment in the value of the Mortgaged Property.

5.3 In the event any party (other than the Mortgagee) attaches (including provisional attachment), seizes or otherwise creates, asserts, claims or otherwise acquires any lien or security interest over the Mortgaged Property, the Mortgagor shall promptly notify the Mortgagee thereof and take all necessary actions to dismiss, discharge and release such attachment, seizure, lien or other security interest.

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6.       Enforcement of Factory Mortgage

6.1 If any of the Secured Obligations becomes due and payable and is not paid within thirty (30) days after the date on which payment is due, the Mortgagee shall become forthwith entitled, as and when it may see fit, to put into force and to exercise all or any of the power possessed by it as mortgagees, chargees and assignees of the Mortgaged Property, including without limitation, the power to:

         (a) exercise their rights to any of the Mortgaged Property, regardless of whether such Mortgaged Property is in its own name, in the name of the Mortgagor or otherwise;

         (b) assign, sell or other dispose of the Mortgaged Property to such person, at a public or a private sale, and upon such terms and in such manner as the Mortgagee may reasonably determine, and the Mortgagee or anyone else may be the purchaser, assignee or recipient of any or all of the Mortgaged Property and thereafter hold the same absolutely free from any claims or rights of the Mortgagor whatsoever;

         (c) take over or institute (by using the name of the Mortgagor, if necessary) all such proceedings in connection with the Mortgaged Property as the Mortgagee may in its sole discretion think fit (but shall be under no obligation to do so); and

         (d) make any reasonable compromise or settlement deemed desirable with respect to any of the Mortgaged Property.

         Notwithstanding the foregoing, if the holder of the Priority Mortgages enforces its rights against the Mortgaged Property, the Mortgagee shall be entitled to participate in the distribution of the proceeds from such enforcement to the extent permitted by applicable laws.

6.2 If the proceeds of the sale, collection or other collection upon or realization of the Mortgaged Property pursuant to Section 6.1 hereof, which will be applied to the Secured Obligations, are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Mortgagor shall remain liable for any such deficiency.

6.3 The Mortgagee shall incur no liability as a result of the sale of the Mortgaged Property or any part thereof, at any private sale pursuant to
         Section 6.1 hereof conducted in a commercially reasonable manner. The Mortgagor hereby waives any claims against the Mortgagee arising by reason of the fact that the price at which the Mortgaged Property has been sold at such private sale may be less than the price at which it could have been sold if the Mortgagee had not accepted the first offer received or had offered the Mortgaged Property to more than one offeree.

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6.4      The Mortgagor hereby irrevocably appoints the Mortgagee as its attorneys-in-fact, for and on behalf of the Mortgagor and in its name, to: (i) execute, seal and deliver and otherwise perfect any such documents as mentioned in Section 8; (ii) execute, seal and deliver to any purchaser of the Mortgaged Property from the Mortgagee in the exercise of the Mortgagee's power under Section 6, a bill of sale or other assurance of title; and (iii) execute all such documents as the Mortgagor could do in respect of the Factory Mortgage, registration or deregistration of the Mortgaged Property or Factory Mortgage with the relevant registry office in connection with the exercise of the Mortgagees' powers under Section 6; provided, that the Mortgagee shall not exercise the authority conferred in sub-clause (ii) and (iii) above unless a Bankruptcy Event (as defined in the Securities Purchase Agreement) has occurred and is continuing and/or Liquidmetal breaches any part of the Securities Purchase Agreement or the Note.

7.       Assignment

         This Agreement and the Factory Mortgage created hereunder shall be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, successors and assigns. The Mortgagee may, in the ordinary course of business and in accordance with the applicable law, at any time assign all or any part of its rights or obligations hereunder to any party (each an "Assignee") without the consent of the Mortgagor. The parties hereto agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits under this Agreement as it would have had if it were a Mortgagee hereunder. The Mortgagor may not assign any of its rights or obligations hereunder without the prior written consent of the Mortgagee.

8.       Further Assurances

8.1 The Mortgagor covenants that it will promptly from time to time at the reasonable request of the Mortgagee do all such things and execute all such documents as Mortgagee may reasonably consider necessary or desirable for giving full effect to this Agreement or for securing the rights of the Mortgagees hereunder.

8.2 Upon the request of the Mortgagee and at the Mortgagor's expense, the Mortgagor hereby agrees to take any and all necessary actions for the registration, recordation or any other procedures that may be required for the creation, amendment, refiling or deregistration of the Factory Mortgage.

9.       Termination and Release of Mortgage

         The term of this Agreement shall begin on the date of this Agreement and end on the date on which all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full. This Agreement shall also terminate in case the Mortgagor sells

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         all or any part of the Mortgaged Property to an unrelated third party in an arm's length transaction for a valid business purpose. Upon termination of this Agreement, the Mortgagee shall, at the request of the Mortgagor and at the Mortgagor's cost and expense, deregister the Factory Mortgage from the relevant registry office and take such other action as may be reasonably requested by the Mortgagor to effectuate the release of the Factory Mortgage.

10.      Governing Law and Jurisdiction

         This Agreement and the grant of mortgage pursuant hereto shall be governed by the laws of Korea in all respects. The parties hereto agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the Seoul District Court in Korea and irrevocably submit to the non-exclusive jurisdiction of such court.

11.      Miscellaneous

11.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective, shall be in writing and shall be personally delivered or sent by facsimile (with subsequent written confirmation) or by registered or certified first class mail, postage prepaid, return receipt requested, or by overnight (or next business day) courier service shall be deemed to have been duly given or made when delivered by hand, on the day that such facsimile is transmitted, or, if by first class mail, five days following the date on which such writing is deposited with the postal service, or the day after the date when deposited with an overnight (or next business day) courier service, addressed as follows, or to such other address as either party hereto may hereafter specify in writing to the other party:

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

         If to the Mortgagor:       Liquidmetal Korea Co., Ltd.
                                    884, Uhyan Hansan Industrial Complex,
                                    Uhyun-ri, Chungbook- myun
                                    Pyungtaek, Kyunggi-do
                                    Korea

                                    Attention:    Y. M. Lee
                                    Telephone:    +82 31-680 9700
                                    Fax:          +82 31-683 1245

         If to the Mortgagee:       eIPO Co., Ltd.
                                    15th Floor, Union Steel Bldg.
                                    890, Daechi-dong, Gangnam-gu
                                    Seoul, Korea

                                    Telephone:    +82 2-555 9377
                                    Fax:          +82 2-554 7916

11.2 Severability. If any of the provisions of this Agreement shall contravene any law or regulation or be held invalid, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

11.3 Amendments, Changes and Modifications. This Agreement shall not be amended, changed, modified, altered or terminated unless the prior written approval of each of the Mortgagor and the Mortgagee is obtained. This Agreement shall not be amended by an oral agreement.

11.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed, shall constitute an original but all of which together shall constitute one and the same instrument.

11.5 Heading. Headings and titles herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

11.6 Entire Agreement. This Agreement is intended by the parties as the written final expression of each party's obligations and rights in connection with the Mortgaged Property and supersedes all prior and contemporaneous understandings or agreements concerning the subject matter hereof.

11.7 No Waiver. Neither the Security Agent nor any Mortgagee shall, by any act, delay, indulgence, omission or otherwise, except by an express written instrument clearly indicating an intention to waive, be deemed to have waived any right or remedy

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         hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising on the part of the Mortgagee, any rights, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.8 Remedies Cumulative. The rights and remedies provided herein are cumulative and may be exercised individually or concurrently, and are not exclusive of any other rights or remedies provided by law.

                           [signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

MORTGAGOR

LIQUIDMETAL KOREA CO., LTD.

By:  /S/ Young Mo Lee
Young Mo Lee
Representative Director

MORTGAGEE

eIPO CO., LTD.

/s/ Yangkwon Moon
Yangkwon Moon
Chief Executive Officer

eIPO CO., LTD.
on behalf of the Additional Mortgagee listed in Schedule II

eIPO Co., Ltd.
/s/ Yangkwon Moon
Yangkwon Moon
Chief Executive Officer

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

                                   SCHEDULE I

                              ADDITIONAL MORTGAGEE

eIPO Co., Ltd.

WINVEST VENTURE PARTNERS, INC.

DONG WON KIM

SIMON SUK-JUN YOON

MOONCHEOL YANG

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

                                   SCHEDULE II

                        DESCRIPTION OF MORTGAGED PROPERTY

                                        BUILDING

---------------------------------------------------------------------------------------------------------------------
   Name of Building         Type                              Description of Building                        Area(m(2))
---------------------------------------------------------------------------------------------------------------------
    Alloy Compound        Factory           general steel structure, concrete flat slab and inclined          1,202.2
                                                    lightweight panel roof - one storey
---------------------------------------------------------------------------------------------------------------------
    Main Building         Factory         general steel structure, concrete flat slab roof- three storeys    14,041.8
---------------------------------------------------------------------------------------------------------------------
    Security Post         Factory       reinforced concrete structure, concrete flat slab roof - one storey      55.1
---------------------------------------------------------------------------------------------------------------------

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                                            MACHINERY, TOOLS AND FACILITIES

---------------------------------------------------------------------------------------------------------------------
        Items        Type of machinery                                 Name                                  Quantity
---------------------------------------------------------------------------------------------------------------------
          1                alloy                          Vacuum Induction Melting 100KG                            1
---------------------------------------------------------------------------------------------------------------------
          2                alloy                          Vacuum Induction Melting 50 KG                           24
---------------------------------------------------------------------------------------------------------------------
          3                alloy                          Vacuum Induction Melting 200KG                            3
---------------------------------------------------------------------------------------------------------------------
          4                alloy                                 Supersonic Waves                                   3
---------------------------------------------------------------------------------------------------------------------
          5                alloy                                    Dry Furnace                                     1
---------------------------------------------------------------------------------------------------------------------
          6                alloy                                   Mold Chamber                                     1
---------------------------------------------------------------------------------------------------------------------
          7                alloy                                 Component Anlysis                                  2
---------------------------------------------------------------------------------------------------------------------
          8                alloy                               Hellium Leak Detector                                1
---------------------------------------------------------------------------------------------------------------------
          9                alloy                                  Dust Collector                                    4
---------------------------------------------------------------------------------------------------------------------
          11               alloy                           Vacuum Induction Melting 15KG                            1
---------------------------------------------------------------------------------------------------------------------
          12               alloy                           Vacuum Induction Melting 25KG                            4
---------------------------------------------------------------------------------------------------------------------

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

          13               alloy                                    Arc.Melting                                     1
---------------------------------------------------------------------------------------------------------------------
          14               alloy                                 Freon type cooler                                  1
---------------------------------------------------------------------------------------------------------------------
          15              casting                   Die Casting Machine 150 Ton(Clamping Force)                    16
---------------------------------------------------------------------------------------------------------------------
          16         post-manufacturing                           Polishing Booth                                  40
---------------------------------------------------------------------------------------------------------------------
          17         post-manufacturing                          Polishing Machine                                  1
---------------------------------------------------------------------------------------------------------------------
          18         post-manufacturing                            Buffing Booth                                    1
---------------------------------------------------------------------------------------------------------------------
          19         post-manufacturing                            Belt Grinding                                    1
---------------------------------------------------------------------------------------------------------------------
          20         post-manufacturing                           Cut-off Machine                                  14
---------------------------------------------------------------------------------------------------------------------
          21         post-manufacturing                             CNC Milling                                     1
---------------------------------------------------------------------------------------------------------------------
          22         post-manufacturing                          Water Jet Machine                                 12
---------------------------------------------------------------------------------------------------------------------
          23         post-manufacturing                          Auto Blasting M/C                                  4
---------------------------------------------------------------------------------------------------------------------
          24         post-manufacturing                              Drill M/C                                      2
---------------------------------------------------------------------------------------------------------------------
          25         post-manufacturing                            Hairline M/C                                     1
---------------------------------------------------------------------------------------------------------------------
          26         post-manufacturing                          ultrasonic washer                                  1
---------------------------------------------------------------------------------------------------------------------
          27         post-manufacturing                       Working Table(Suction)                               19
---------------------------------------------------------------------------------------------------------------------
          28         post-manufacturing                            Working Table                                   12
---------------------------------------------------------------------------------------------------------------------
          29         post-manufacturing                            Laser Marking                                    1
---------------------------------------------------------------------------------------------------------------------
          30               metal                                    Milling M/C                                     1
---------------------------------------------------------------------------------------------------------------------
          31               metal                                       LATHE                                        1
---------------------------------------------------------------------------------------------------------------------
          32               metal                                  Forming grinder                                   1
---------------------------------------------------------------------------------------------------------------------
          33               metal                           discharge processing machine                             1
---------------------------------------------------------------------------------------------------------------------
          34               metal                                  Super Drill M/C                                   1
---------------------------------------------------------------------------------------------------------------------
          35               metal                                 Flatening grinder                                  1
---------------------------------------------------------------------------------------------------------------------

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

          36               metal                                 Screw Compressor                                   3
---------------------------------------------------------------------------------------------------------------------
          37         building facility                            Dust Collector                                    1
---------------------------------------------------------------------------------------------------------------------
          38         building facility                        Transformation facility                               1
---------------------------------------------------------------------------------------------------------------------
                                        Total Number of machinery, tools and facilities                           184
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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